SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549




                                FORM 8-K



                             CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                  of THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  January 28, 1998



                               PAGES, INC.
   ________________________________________________________________________

                    Commission File Number 0-107475

       Incorporated - Delaware      IRS Identification Number 34-1297143




           801 94th Avenue North, St. Petersburg, Florida  37702



       Registrant's telephone number, including area code (813) 578-3300

Item 2.  DISPOSITION OF ASSETS

On Monday, January 26, 1998, the Company announced that it had completed the first portion of its previously announced restructuring plan aimed at selling assets not related to the Company's core business and strengthening its balance sheet. The Company has sold its $5 million, 7% Subordinated Debentures in CASCO International (NASDAQ:CASC) back to CASCO International for $3.5 million. As a result of this transaction, PAGES will incur an extraordinary one-time loss on the sale of approximately $1.5 million.


Item 5.	OTHER EVENTS

The Company has obtained $3 million in subordinated debt financing from Cincinnati's Provident Bank.

                                 SIGNATURES


	Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 28, 1998		        Pages, Inc.
       -----------------         -------------------------
					                            (Registrant)

                                 /s/ Steven L. Canan
	                            				_____________________________
                            					Steven L. Canan
                            					Vice President, Treasurer
                            					and Chief Financial Officer
                            					(Principal Financial Officer
					                            and Accounting Officer)